Exhibit 3.1
ARTICLES OF INCORPORATION OF
ANDRAPLEX CORPORATION
KNOW ALL MEN BY THESE PRESENTS:
     That I, Edward H. Hawkins, Jr., desiring to establish a corporation under the name of Andraplex Corporation for the purpose of becoming a body corporate under and by virtue of the laws of the State of Colorado and, in accordance with the provisions of the laws of said State, do hereby make, execute and acknowledge this certificate in writing of my intention to become a body corporate, under and by virtue of said laws.
ARTICLE I
     The corporate name of the corporation shall be:
Andraplex Corporation
ARTICLE II
     The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, to wit:
     (a) To [ILLEGIBLE] in the business of venture capital investments.
     (b) To manufacture, purchase or otherwise acquire and to hold, own, mortgage or otherwise [ILLEGIBLE], pledge, lease, sell, assign, exchange, transfer or in and [ILLEGIBLE] dispose of, and to invest, deal and trade in and with [ILLEGIBLE], wares, [ILLEGIBLE] and personal property of any and every class and description, within [ILLEGIBLE] the State of Colorado.
     (c) [ILLEGIBLE]
     (d) To guarantee, purchase or otherwise acquire, hold, sell, assign, transfer, [ILLEGIBLE], pledge or otherwise dispose of shares of the capital stock, bonds or [ILLEGIBLE] of indebtedness created by other corporations and, while the

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holder of such stock, to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do.
     (e) To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copyright or otherwise.
     (f) To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government, colony or dependency thereof.
     (g) To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable, transferable or nontransferable instruments and evidences of indebtedness, and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.
     (h) To lend money to, or guarantee the obligations of, or to otherwise assist the directors of the corporation or of any other corporation the majority of whose voting capital stock is owned by the corporation, upon the affirmative vote of at least a majority of the outstanding shares entitled to vote for directors.
     (i) To purchase, take, own, hold, deal in, mortgage or otherwise pledge, and to lease, sell, exchange, convey, transfer or in any manner whatever dispose of real property, within or without the State of Colorado; to act as agent or custodian for such properties and assets of value and description, and to provide a security depositary or vaults or other places of safekeeping for such property, issuing appropriate depositary receipts, certificates of safekeeping and letters of documentary credit therefor.
     (j) To purchase, hold, sell and transfer the shares of its capital stock.
     (k) To have one or more offices and to conduct any or all operations and business and to promote its objects, within or without the State of Colorado, without restrictions as to place or amount.
     (l) To do any or all of the things herein set forth as principal, agent, contractor, trustee, partner or otherwise, alone or in company with others.
     (m) The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clauses or paragraph of these Articles of Incorporation.
     (n) The foregoing shall be construed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the

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     general powers conferred on this corporation by the laws of the State of Colorado.
ARTICLE III
     The authorized capital stock of the corporation is two hundred, fifty million (250,000,000) shares of Series A Common Stock at a par value of $.0001 per share and shall be voting stock; two hundred, fifty million (250,000,000) shares of Series B Common Stock at a par value of $.0001, which shall be non voting shares; and fifty million (50,000,000) shares of preferred stock at a par value of $.0001, which shall be non voting shares, and which may be, at the discretion of the Board of Directors, issued in alphanumerical series with the rights and preferences designated at the time of issue by the Board of Directors.
     All shares of Common Stock, shall be issued by the corporation for cash, property, services actually performed, or other consideration deemed appropriate by the Board of Directors for no less than the par value of the respective stock. All shares shall be fully paid and non assessable. Dividends in cash, property or shares of the corporation may be paid upon the Common Stock, as and when declared by the board of directors, out of funds of the Corporation to the extent and in the manner permitted by law.
ARTICLE IV
     The corporation shall have perpetual existence.
ARTICLE V
     The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation, provided that the number of directors shall not be reduced to less than two, unless otherwise required by Article I, Section 7-5-101 of the Colorado Corporation Code, in which case there shall be no less than three directors.
     The name and post office address of the incorporator is as follows: Edward H. Hawkins. Jr., 19698 E. Flora Place, Aurora, CO 80013.
     The names and post office addresses of the original Board of Directors are as follows:
     Edward H. Hawkins, Jr., 19689 E. Flora Place, Aurora, CO 80013
     Virginia H. Dean, 258 S. Washington St. Louisville, CO 80027
     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
     To manage and govern the corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present.

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     To make, alter, or amend the Bylaws of the corporation at any regular or special meeting.
     To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.
     To designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided by resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.
     The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation, if in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine without vote or consent of the shareholders.
     The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all the property or assets of the corporation, including its good will, if not in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine, provided that such sale shall be authorized or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote, thereon at a shareholders meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.
     The Board of Directors shall have power and authority to merge or consolidate the corporation upon such terms and conditions as the Board of Directors may authorize, provided that such merger or consolidation is approved or ratified by the shares entitled to vote thereon at a shareholders meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.
     The Board of Directors may, from time to time, distribute to its shareholders, without the approval of the shareholders, in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or in property, so long as the partial liquidation is in compliance with Title 7, Article 5, Section 111, of the 1973 Colorado Revised Statutes.
     The corporation shall be dissolved upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.
     The corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the shareholders of at least a majority of the shares entitled

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to vote at a meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote.
ARTICLE VI
     The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:
     No contract or other transactions of the corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by (a) the fact that any one or more of the directors or officers of this corporation is interested in or is a director or officer of such other firm or corporation; or (b) the fact that any director or officer of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the shareholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the corporation. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.
     The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation’s Board of Directors as evidenced by resolutions appearing in the corporation’s minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties which he may have to the corporation.
ARTICLE VII
     Each director and each officer of the corporation shall be indemnified by the corporation as follows:

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     (a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.The termination of any action, suit or proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     (b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.
     (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     (d) Any indemnification under Sections (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Sections (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote

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of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.
     (e) Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.
     (f) The Board of Directors may exercise the corporation’s power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.
     (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the By-Laws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.
     (h) As authorized by Section 7-3-101 of the Colorado Corporation Code, no Director of the corporation shall be personally liable to the corporation or any shareholder thereof for monetary damages for breach of his fiduciary duty as a Director, except for liability for (i) any breach of a Director’s duty of loyalty to the corporation or its shareholders, (ii) acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts in violation of C.R.S. 7-5-114 or any successor legislation, or (iv) any transaction from which a Director derives an improper personal benefit. This subparagraph (h) shall apply to a person who has ceased to be a Director of the corporation with respect to any breach of fiduciary duty which occurred when such person was serving as a Director. This subparagraph (h) shall not be construed to limit or modify in any way any Director’s right to indemnification or other right whatsoever under these Articles, the corporation’s By-Laws or the Colorado Corporation Code. If the Colorado Corporation Code hereafter is amended to authorize the further elimination of the liability of the corporation’s Directors, in addition to the limitation of personal liability provided herein, shall be limited to the fullest extent permitted by the Colorado Corporation Code as so amended. Any repeal or modification of this subparagraph (h) by the shareholders shall be prospective only and shall not adversely affect any limitation on the personal

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liability of any Director existing at the time of such repeal or modification. The affirmative vote of at least two-thirds (2/3rds) of the total voting power shall be required to amend or repeal, or adopt any provision inconsistent with this subparagraph (h).
ARTICLE VIII
     The initial registered office of said corporation shall be located at 19698 East Flora Place, Aurora, 80013, and the initial registered agent of the corporation shall be Edward H. Hawkins, Jr.
     Part or all of the business of said corporation may be carried on in the City of Aurora, colorado, or any other place in the state of Colorado or beyond the limits of the state of Colorado, in other states or territories of the United States and in foreign countries.
ARTICLE IX
     Whenever a compromise or arrangement is proposed by the corporation between it and its creditors or any class of them, and/or between said corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on the application in a summary way by said corporation, or by a majority of its stock, or on the application of any receiver or receivers appointed for said corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of said corporation, as the case may be, to be notified in such manner as the said court decides. If a majority in number, representing at least three-fourths in amount of the creditors or class of creditors, and/or the holders of the majority of the stock or class of stock of said corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of said corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and/or the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or on all the shareholders or class of shareholders of said corporation, as the case may be, and also on said corporation.
ARTICLE X
     No shareholder in the corporation shall have the preemptive right to subscribe to any or all additional issues of stock and/or other securities of any or all classes of this corporation or securities convertible into stock or carrying stock purchase warrants, options or privileges.
ARTICLE XI
     Meetings of shareholders may be held at such time and place as the By-Laws shall provide. At all meetings of the shareholders, one-third of all shares entitled to vote shall constitute a quorum.
ARTICLE XII
     Cumulative voting shall not be allowed.

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ARTICLE XIII
     These Articles of Incorporation may be amended by resolution of the Board of Directors if no shares have been issued, and if shares have been issued, by affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or, when authorized, when such action is ratified by the written consent of all the shareholders of the shares entitled to vote thereon.
ARTICLE XIV
     Whenever the shareholders must approve or authorize any matter, whether now or hereinafter required by the laws of the State of Colorado, the affirmative vote of a majority of the shares entitled to vote thereon shall be necessary to constitute such approval or authorization.
IN TESTIMONY WHEREOF, I have hereunto set my hand and seal on this                      day of June 10, 1988.

/s/ Edward H. Hawkins, Jr. Edward H. Hawkins, Jr.

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ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION OF
ANDRAPLEX CORPORATION
     Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
     First: The name of the corporation is Andraplex Corporation
     Second: The following amendment was adopted by the shareholders of the corporation on January 10, 1992, in the manner prescribed by the Colorado Corporation Code:
     a. Article I of the Articles of Incorporation of Andraplex Corporation reads:
     “The name of the corporation shall be Andraplex Corporation.”
     b. Article I was amended to read as follows:
     “The name of the corporation shall be Yaak River Resources, Inc.”
     Third: The number of shares of the corporation outstanding at the time of such adoption was 17,666,000 and the number of shares entitled to vote thereon was 12,995,000.
     Fourth: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Number of
Class	Shares

Common	12,995,000
     Fifth: The number of shares voted for such amendment was 12,995,000 and the number of shares voted against such amendment was -0-.
     Sixth: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

	Number of Shares Voted
Class	For	Against

Common	12,995,000	-0-

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION	PAGE 1

     Seventh: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected in accordance with the Articles of Incorporation and the Bylaws of the company.
     Dated this 17th day of January, 1992.

ANDRAPLEX CORPORATION.

	By:	/s/ WM Ernest Simmons
President

	By:	/s/ Adolph L. Amundson
Treasurer / Secretary

VERIFYING OFFICER:

/s/ WM Ernest Simmons President

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION	PAGE 2

Document Processing Fee
If document is on paper:	$25.00
If document is filed electronically:	Currently Not Available
Fees are subject to change.
For electronic filing and to obtain copies of filed documents visit www.sos.state.co.us
Deliver paper documents to:
Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO S0202-5169
Paper documents must be typed or machine printed.	above space for office use only
Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:		19881060803

1.	Entity name:
Yaak River Resources, Inc.

(If changing the name of the corporation, indicate name BEFORE the name change)

2.	New Entity name:
(if applicable)
Lifeline Therapeutics, Inc.

3.	Use of Restricted Words (if any of these
	terms are contained in an entity name, true	☐ “bank” or “trust” or any derivative thereof
	name of an entity, trade name or trademark	☐ “credit union” ☐ “savings and loan”
	stated in this document, make the applicable selection):	☐ “insurance”, “casualty”, “mutual”, or “surety”

4.	Other amendments, if any, are attached.

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.	If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

OR

If the corporation’s period of duration as amended is perpetual, mark this box: ☐

7.	(Optional) Delayed effective date:	October 1, 2004
(mm/dd/yyyy)
Notice:
Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic

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statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.
This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Kaduru	Blaize

		(Last)	(First)	(Middle)	(Suffix)

423 Baybridge Drive

(Street name and number or Post Office information)

		Sugarland	TX	77478

		(City)	(State)	(Postal/Zip Code)

		(Province – if applicable)	(Country – if not US)
(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐  and include an attachment stating the name and address of such individuals.)
Disclaimer:
This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

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EXHIBIT A TO THE ARTICLES OF AMENDMENT OF
YAAK RIVER RESOURCES, INC.
     ARTICLE THREE is hereby amended to add the following paragraph:
          “Reverse Stock Split. Each share of the Corporation’s Common Stock value, issued and outstanding immediately prior to October 1, 2004 (the “Old Common Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split (the “Reverse Stock split”), into a fraction thereof of 1/68 of a share of the Corporation’s outstanding Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the October 1, 2004 represented outstanding shares of Old Common Stock (the “Old Certificates,” whether one or more) shall be entitled to receive, upon surrender of such Old Certificates to the Corporation’s Transfer Agent for cancellation, a certificate or certificates (the “New Certificates,” whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are classified under the terms hereof. From and after the October 1,2004, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Corporation. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same Shareholder the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old certificates so surrendered. In the event that the Corporation’s Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer. From and after the October 1, 2004, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified until after reduced or increased in accordance with applicable law.”